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Exhibit 10.2


                               AMENDMENT No. 14

                                    to the

                      AMETEK RETIREMENT AND SAVINGS PLAN



               WHEREAS, there was adopted and made effective as of October 1, 1984, the AMETEK Retirement and Savings Plan (the "Plan"); and

               WHEREAS, the Plan was amended and restated in its entirety, effective January 1, 1997; and

               WHEREAS, Section 10.1 of the Plan provides that AMETEK, Inc. ("AMETEK") may amend the Plan at any time, and from time to time; and

               WHEREAS, AMETEK now desires to amend the Plan in certain respects;

               NOW, THEREFORE, the Plan is hereby amended as follows:

               FIRST: A new Appendix VII is hereby added to the Plan, to read in its entirety as follows:

                                "APPENDIX VII
                    SPECIAL PROVISIONS RELATING TO CERTAIN
             EMPLOYEES OF EDAX, INC. OR ITS DOMESTIC SUBSIDIARIES

        1. The provisions of this Appendix VII shall apply to each employee of the Company who (i) was an employee of EDAX, Inc. or its domestic subsidiaries ("EDAX") immediately prior to the acquisition by the Company of the shares of EDAX, and (ii) continued in employment with EDAX immediately after such acquisition by the Company. Such persons shall hereinafter be referred to as "Covered Employees" for purposes of this Appendix VII.

        2. Each Covered Employee who has attained age 18 shall be eligible to participate in the Plan, including as a Retirement Participant, effective August 24, 2001, in accordance with, and subject to, all of the terms, conditions and provisions of the Plan.




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        3. Any Covered Employee not referred to in Section 2 of this Appendix
VII shall be eligible to participate in the Plan on the Entry Date coincident with or next following the date such Covered Employee first satisfies the eligibility requirements set forth in Article III of the Plan.

        4. For purposes of determining any Covered Employee's nonforfeitable right to his Employer Matching Contribution Account and his Retirement Account pursuant to Section 6.1 of the Plan, the Years of Service of such Covered Employee shall be deemed to have commenced on the first day of the most recent period of continuous service with EDAX.

        5. Defined terms used in this Appendix VII, shall have the same meaning as the identical defined terms as used in the AMETEK Retirement and Savings Plan."

               SECOND: The provisions of this Amendment No. 14 shall be effective as of August 24, 2001.

               IN WITNESS WHEREOF, AMETEK has caused these presents to be executed, in its corporate name, by its duly authorized officer on this 6th day of August, 2001.

                                                       AMETEK, Inc.


                                                       By: Donna F. Winquist
                                                           -----------------
Attest:

Kathryn E. Londra
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